EXHIBIT 23.2

CONSENT OF EISNER & LUBIN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment to the Registration Statement of Financial Federal Corporation on Form S-8 of our report dated August 31, 2000 appearing in the Annual Report on Form 10-K of Financial Federal Corporation for the year ended July 31, 2000.

                              /s/ EISNER & LUBIN LLP
                              Certified Public Accountants
New York, New York
February 14, 2002